Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CBL & ASSOCIATES	§
PROPERTIES, INC., et al.,	§	Case No. 20-35226 (DRJ)
	§	(Jointly Administered)
Debtors.[1]	§	Re: Dkt Nos. 1163, 1315, 1322,
	§	1324, 1380, 1492

[1]

A complete list of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/CBLProperties.  The Debtors’ service address for the purposes of these chapter 11 cases is 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421.

NOTICE OF FILING (I) FIFTH AMENDED PLAN
SUPPLEMENT FOR THIRD AMENDED JOINT CHAPTER 11 PLAN
OF CBL & ASSOCIATES PROPERTIES, INC. AND ITS AFFILIATED
DEBTORS AND (II) ALLOCATION OF SHARES OF NEW COMMON STOCK

PLEASE TAKE NOTICE THAT:

1.On July 19, 2021, CBL & Associates Properties, Inc. and its debtor affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), filed the Notice of Filing of Plan Supplement for Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors (Docket No. 1315), on July 21, 2021, the Debtors filed the Notice of Filing of Amended Plan Supplement for Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors (Docket No. 1322), on July 23, 2021, the Debtors filed the Notice of Filing Second Amended Plan Supplement for Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors (Docket No. 1324), on August 10, 2021, the Debtors filed the Notice of Filing Third Amended Plan Supplement for Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors (Docket No. 1380), and on October 15, 2021, the Debtors filed the Notice of Filing of Fourth Amended Plan Supplement for Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors (Docket No. 1492) (collectively, and as may be amended or modified, the “Plan Supplement”) in connection with, and in accordance with, the (a) Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors (with Technical Modifications), dated August 9, 2021 (Docket No. 1369) (as may be amended, modified, or supplemented, the “Plan”)2, (b) Amended Order (I) Approving Disclosure Statement and Form and Manner of Notice of Disclosure Statement Hearing, (II) Establishing Solicitation and Voting Procedures, (III) Scheduling Confirmation Hearing, (IV) Establishing Notice and Objection Procedures for Confirmation of the Proposed Plan, (V) Approving Notice Procedures for the Assumption and Assignment of Executory Contracts and Unexpired Leases, and (VI) Granting Related Relief (Docket No. 1168), and (c) Disclosure Statement for Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors, dated May 25, 2021 (Docket No. 1164).

2.The Plan Supplement is hereby amended as follows:

Exhibit	Plan Supplement Document	Amendment
Exhibit A	Certificate of Incorporation for Reorganized Company	Amended to incorporate the changes reflected in the changed-page-only redline attached hereto as Exhibit A.
Exhibit M	New Notes Indenture	Amended to incorporate the changes reflected in the changed-page-only redline attached hereto as Exhibit M.
Exhibit N	New Convertible Notes Indenture	Amended to incorporate the changes reflected in the changed-page-only redline attached hereto as Exhibit N.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

3.The documents contained in the Plan Supplement, including this amendment, are integral to, and are considered part of, the Plan, which was confirmed and approved by the Bankruptcy Court on August 11, 2021 pursuant to the Proposed Findings of Fact, Conclusions of Law, and Order (I) Confirming Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors and (II) Granting Related Relief (Docket No. 1397) (the “Confirmation Order”).

4.As of the date hereof, the Debtors are still engaged in negotiations with the Required Consenting Creditors and other parties in interest with respect to the terms of the documents contained in the Plan Supplement, which are subject in all respects to the consent rights set forth in the Plan and Restructuring Support Agreement.  Consequently, the documents contained in the Plan Supplement are not final and reflect the latest drafts subject to ongoing negotiation.  All parties’ applicable rights are reserved with respect to the form of documents filed herewith.  Subject to the terms and conditions of the Plan, the Restructuring Support Agreement, and the Confirmation Order, the Debtors reserve all rights to amend, revise, or supplement the Plan Supplement at any time before the Effective Date, or any such other date as may be permitted by the Plan or by order of the Bankruptcy Court.

5.In accordance with the Plan, the Debtors will issue 20,000,000 shares of New Common Stock and New LP Units in the aggregate to holders of Claims and Interests.  Additionally, in accordance with the Plan, the Debtors will authorize an additional 3,222,222 shares of New Common Stock (the “MIP Shares”), which MIP Shares represent 10% of the New Common Stock divided by the REIT LP Ownership Percentage on a fully diluted basis, for issuance to certain employees, officers, directors and consultants of the Reorganized Debtors in pursuant to the Management Incentive Plan.  For the avoidance of doubt, the authorization of

3,222,222 MIP Shares is solely an authorization of the maximum amount of MIP Shares and the amount of MIP Shares issued pursuant to awards under the Management Incentive Plan will be determined by the New Board.

6.Copies of all documents filed in these chapter 11 cases, including copies of the exhibits contained in the Plan Supplement are available free of charge by visiting dm.epiq11.com/case/cblproperties/info. You may also obtain copies of the pleadings by visiting the Bankruptcy Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

Dated:October 27, 2021

Houston, Texas

/s/ Alfredo R. Pérez
WEIL, GOTSHAL & MANGES LLP Alfredo R. Pérez (15776275) 700 Louisiana Street, Suite 1700 Houston, Texas 77002 Telephone: (713) 546-5000 Facsimile: (713) 224-9511

– and –

WEIL, GOTSHAL & MANGES LLP
Ray C. Schrock, P.C. (admitted pro hac vice)
Garrett A. Fail (admitted pro hac vice)
Moshe A. Fink (admitted pro hac vice)
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for Debtors
and Debtors in Possession

Certificate of Service

I hereby certify that on October 27, 2021, a true and correct copy of the foregoing document was served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas.

/s/ Alfredo R. Pérez
Alfredo R. Pérez